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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 13, 2004
                              (FEBRUARY 12, 2004)



                           OMNI ENERGY SERVICES CORP.
             (Exact name of registrant as specified in its charter)


         LOUISIANA                          0-23383                          72-1395273
(State or other jurisdiction of      (Commission File Number)    (I.R.S. Employer Identification No.)
       incorporation)


                              4500 NE INTERSTATE 49
                            CARENCRO, LOUISIANA 70520
               (Address of principal executive offices) (Zip Code)

                                 (337) 896-6664
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)



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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On February 12, 2004, OMNI Energy Services Corp. (the "Company") announced that it has entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of February 12, 2004, among the Company, Portside Growth and Opportunity Fund, Provident Premier Master Fund Ltd., and Manchester Securities Corp.

         Pursuant to the terms of the Securities Purchase Agreement, the Company issued to the investors (i) $10 million of 6.5% Convertible Debentures (the "Debentures"), (ii) Series A Warrants (the "Series A Warrants") representing the right to purchase in the aggregate 700,000 shares of common stock with an exercise price of $7.15 per share (subject to adjustment as provided therein), and (iii) Series B Warrants (the "Series B Warrants") representing the right to purchase in the aggregate 390,000 shares of common stock with an exercise price of $8.50 per share (subject to adjustment as provided therein).

         The Debentures mature in February 2007 and are convertible into shares of common stock after issuance until the maturity date. The initial conversion price is $7.15 per share. Interest will accrue on the Debentures at 6.5% per annum and will be payable quarterly. At the Company's option, and if certain conditions set forth in the Debentures are satisfied, interest may be paid, instead of cash, in whole or in part, in shares of common stock. If the interest is paid in shares of common stock, the shares will be valued at a 5% discount. The holders may elect to require the Company to repurchase in the aggregate up to $8.75 million (plus accrued and unpaid interest) of the Debentures (the "Put Option"). The Put Option may be exercised in ten (10) consecutive and equal monthly installments commencing the first full month following the date on which a registration statement filed with the Securities and Exchange Commission, pursuant to the Registration Rights agreement between the Company and the investors, becomes effective. The Company will have the option to pay cash or issue registered common stock with respect to the Put Option. If the Company elects to pay the Put Option with registered common stock, the underlying shares will be valued at a 12.5% discount to the average trading price of the Company common stock for the applicable pricing period. The investors also have a mandatory redemption right if an event of default occurs.

         The Series A Warrants may be exercised during the one year period beginning on the date that is six months and one day after the date the warrants are issued. The Series B Warrants may be exercised during the five year period beginning on the date that is six months and one day after the date the warrants are issued.

         The Company further announced today that it has withdrawn the Registration Statement previously filed with the Securities and Exchange Commission to register approximately 5.1 million common shares into which the Company's Series A 8% Convertible Preferred Stock and Series B 8% Convertible Preferred Stock held by an affiliate were convertible.

         The foregoing discussion is only a summary and is qualified in its entirety by reference to the Securities Purchase Agreement, the Debenture, the Series A Warrant, the Series B Warrant, the Registration Rights Agreement and the press release filed as exhibits hereto and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  EXHIBITS

     Exhibit Number                     Description

         4.1 Form of 6.5% Convertible Debenture dated as of February 12, 2004 among the Company and certain accredited investors (with attached schedule of parties and terms thereto).

         4.2 Form of Warrant to Purchase Common Stock dated as of February 12, 2004 among the Company and certain accredited


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                           investors exercisable at $7.15 per share (with
                           attached schedule of parties and terms thereto).

         4.3 Form of Warrant to Purchase Common Stock dated as of February 12, 2004 among the Company and certain investors exercisable at $8.50 per share (with attached schedule of parties and terms thereto).

         10.1 Securities Purchase Agreement dated as of February 12, 2004, by and among the Company and certain accredited investors listed therein.

         10.2 Registration Rights Agreement dated as of February 12, 2004, by and among the Company and certain accredited investors listed therein.

         99.1              Press Release dated as of February 12, 2004.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          OMNI ENERGY SERVICES CORP.
Dated:  February 13, 2004

                                          By:      /s/ G. Darcy Klug
                                             ----------------------------------
                                                       G. Darcy Klug
                                                   Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER                                        DESCRIPTION
-------      ---------------------------------------------------------------------------------------
 4.1         Form of 6.5% Convertible Debenture dated as of February 12, 2004 among the Company and certain accredited investors (with attached schedule of parties and terms thereto).

 4.2         Form of Warrant to Purchase Common Stock dated as of February 12, 2004 among the
             Company and certain accredited investors exercisable at $7.15 per share (with attached schedule of parties and terms thereto).


 4.3         Form of Warrant to Purchase Common Stock dated as of February 12, 2004 among the
             Company and certain investors exercisable at $8.50 per share (with attached schedule of parties and terms thereto).

10.1         Securities Purchase Agreement dated as of February 12, 2004, by and among the Company and certain accredited investors listed therein.

10.2         Registration Rights Agreement dated as of February 12, 2004, by and among the Company and certain accredited investors listed therein.

99.1         Press Release dated as of February 12, 2004.
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